Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Evergy Announces 2018 Results and Declares Quarterly Dividend

Kansas City, Mo., Feb. 21, 2019 - Evergy, Inc. (NYSE: EVRG) today announced full year 2018 earnings of $536 million, or $2.50 per share, compared with earnings of $324 million, or $2.27 per share, for the full year 2017. For the fourth quarter 2018, earnings were $19 million, or $0.07 per share, compared with earnings of $34 million, or $0.24 per share, for the fourth quarter of 2017.

In June 2018, Westar Energy, Inc. (Westar Energy) and Great Plains Energy, the parent company of Kansas City Power & Light (KCP&L) and KCP&L Greater Missouri Operations (GMO), completed their merger to create Evergy. Evergy’s 2018 fourth quarter earnings include Westar Energy, KCP&L and GMO earnings for the entire quarter. Comparison to 2017 earnings are based on Westar Energy’s earnings for that period.

The earnings increase in 2018 compared to 2017 was primarily due to the inclusion of KCP&L and GMO earnings, higher Westar retail sales, driven by favorable weather, and lower income tax expense, partially offset by merger related costs and customer bill credits following the close of the merger.

Evergy announced full year 2018 pro forma earnings of $714 million, or $2.67 per share, which reflect the consolidated results of operations of Evergy as if the merger had taken place on January 1, 2017, and exclude non-recurring merger-related costs, compared with 2017 pro forma earnings of $469 million, or $1.73 per share. For the fourth quarter 2018, pro forma earnings were $20 million, or $0.08 per share, compared with a loss of $69 million, or $0.25 per share, for the fourth quarter of 2017.

Increased sales, due primarily to favorable weather, and lower income tax expense contributed to the year-over-year increase in pro forma earnings.

“2018 was a successful year by all accounts,” said Terry Bassham, Evergy president and chief executive officer. “We successfully completed each of our regulatory proceedings, delivered on commitments made throughout the merger process, and started to rebalance our capital structure through the initiation of our share repurchase program. Our team’s dedication and hard work is reflected in our 2018 financial and operational results.”

Dividend Declaration

The Board of Directors declared a dividend of $0.475 per share payable on March 20, 2019, on the Company’s common stock. The dividends are payable to shareholders of record as of March 4, 2019.

Earnings Conference Call

Evergy management will host a conference call Friday, February 22 with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call

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by dialing (888) 353-7071, conference ID 1169956. A webcast of the live conference call will be available at www.evergyinc.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed full-year financial information, the company’s annual report on Form 10-K for the period ended December 31, 2018 and other filings the company has made with the Securities and Exchange Commission are available on the Company’s website at www.evergyinc.com.

About Evergy

Evergy, Inc. (NYSE: EVRG), through its operating subsidiaries, KCP&L and Westar Energy provides clean, safe and reliable energy to 1.6 million customers in Kansas and Missouri. The 2018 combination of KCP&L and Westar Energy to form Evergy created a leading energy company that provides value to shareholders and a stronger company for customers.

Evergy’s mission is to empower a better future. Today, half the power supplied to homes and businesses by Evergy comes from emission-free sources, creating more reliable energy with less impact to the environment. We will continue to innovate and adopt new technologies that give our customers better ways to manage their energy use.

For more information about Evergy, visit us at www.evergyinc.com.

Unaudited Pro Forma Financial Information

The unaudited pro forma financial information included in this press release has been presented for informational purposes only and is not necessarily indicative of Evergy’s consolidated results of operations that would have been achieved or the future consolidated results of operations of Evergy. The unaudited pro forma financial information should be read in conjunction with Evergy’s annual report on Form 10-K for the period ended December 31, 2018.

Forward Looking Statements

Statements made in this press release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the expected financial and operational benefits of the merger of Great Plains Energy Incorporated (Great Plains Energy) and Westar Energy that resulted in the creation of Evergy (including cost savings, operational efficiencies and the impact of the merger on earnings per share), cost estimates of capital projects, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, the outcome of regulatory and legal proceedings, employee issues and other matters affecting future operations.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Westar Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions and any related impact on sales, prices and costs;

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prices and availability of electricity in wholesale markets; market perception of the energy industry, Evergy, Westar Energy and KCP&L; changes in business strategy or operations; the impact of unpredictable federal, state and local political, legislative, judicial and regulatory actions or developments, including, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that Westar Energy and KCP&L (or other regulated subsidiaries of Evergy) can charge for electricity; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality; quality and waste management and disposal; changes in the energy trading markets in which Westar Energy and KCP&L participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; the impact of climate change, including reduced demand for coal-based energy because of actual or perceived climate impacts and the development of alternate energy sources; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including cyber terrorism; ability to carry out marketing and sales plans; weather conditions, including weather-related damage and the impact on sales, prices and costs; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; the inherent uncertainties in estimating the effects of weather, economic conditions, climate change and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Evergy’s ability to successfully manage its transmission and distribution development plans and its transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including increased costs of retirement, health care and other benefits; the possibility that the expected value creation from the merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; disruption from the merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Evergy, KCP&L and Westar Energy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Evergy, KCP&L and Westar Energy undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact: Cody VandeVelde Director, Investor Relations Phone: 785-575-8227 Cody.VandeVelde@evergyinc.com	Media Contact: Gina Penzig Manager, Media Relations Phone: 785-575-8089 Gina.Penzig@westarenergy.com Media line: 888-613-0003

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